Exhibit 99.1

Nutanix Announces Updates to its Board of Directors

New Board Member Eric K. Brandt Brings Extensive Leadership and Finance Experience to Nutanix Board

David Humphrey Resigns from Nutanix Board

San Jose, Calif. – May 16, 2025 – Nutanix (NASDAQ: NTNX), a leader in hybrid multicloud computing, announced today that it has added Eric K. Brandt to its board of directors, effective May 15, 2025.

“Eric brings deep expertise in both CEO and CFO roles across a variety of industries. His long-term service on boards of public companies also gives him a richness of experience from which Nutanix is sure to benefit,” said Virginia Gambale, Chair of the Board at Nutanix. “I look forward to serving with him together on the Nutanix board as the company continues to focus on driving sustainable, profitable growth while providing customers with a single platform for running applications and managing data, anywhere.”

Brandt is a seasoned executive and board director with more than 30 years of global experience spanning finance, operations, and corporate governance. He served as Chief Financial Officer of Broadcom Corporation from 2007 until it was acquired by Avago Technologies Limited in 2016, where he played a pivotal role in the company’s growth into one of the world’s largest semiconductor firms. Prior to that, he held senior executive positions, including President and CEO of Avanir Pharmaceuticals, Inc. and Chief Financial Officer of Allergan, Inc. Brandt currently serves on the boards of Gen Digital Inc., Lam Research Corporation, The Macerich Company, and Option Care Health, Inc. He previously served on the boards of Yahoo! Inc. and DENTSPLY SIRONA Inc., among others. He holds a B.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Additionally, David Humphrey resigned from Nutanix’s board of directors, effective May 15, 2025. Humphrey, a Partner at Bain Capital, joined the Nutanix Board as part of Bain Capital’s $750 million investment in September 2020. Following Humphrey’s resignation, Max de Groen, another Partner at Bain Capital, will continue to serve as a member of Nutanix’s board of directors.

“We thank David for the constructive engagement, guidance and expertise that he brought to the board during a period of significant transformation and growth for Nutanix,” said Gambale. “We are grateful for his valuable contributions and the investment of service he has made over the past four years.”

“Since Bain Capital’s investment in September 2020, Nutanix has grown substantially, evolved into a hybrid multicloud leader, and scaled its profits and cash flows significantly. We are impressed by the company’s performance and believe it has significant opportunity ahead as well,” said Humphrey. “Bain Capital remains a significant stockholder of Nutanix and continues to value its partnership with Nutanix,” added de Groen. “I look forward to my continued service on the Nutanix Board.”

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running applications and managing data, anywhere. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2025 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. All other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix. This release contains express and implied forward-looking statements. Such statements are not historical facts and are instead based on Nutanix’s current expectations, estimates and beliefs. The accuracy of such statements involves risks and uncertainties and depends upon future events, including those that may be beyond Nutanix’s control, and actual results may differ materially and adversely from those anticipated or implied by such statements. Any forward-looking statements included herein speak only as of the date hereof and, except as required by law, Nutanix assumes no obligation to update or otherwise revise any of such forward-looking statements to reflect subsequent events or circumstances.

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Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact: Jennifer Massaro

pr@nutanix.com